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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 for the registration of 700,000 shares of its Common Stock pertaining to the Tubsoscope Vetco International, Inc. 401(k) Thrift Savings Plan and to the incorporation by reference therein of our reports (a) dated February 14, 1997, with respect to the consolidated financial statements of Tuboscope Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and (b) dated March 25, 1997, with respect to the financial statement schedules included in its Annual Report (Form 10-K) for the year ended December 31, 1996, and (c) dated February 11, 1997 with respect to the consolidated financial statements of Fiber Glass Systems, Inc. and Subsidiary for the fiscal year ended December 27, 1996 included in Tuboscope Inc.'s Current Report (Form 8-K/A) of Tuboscope Inc. dated May 7, 1997, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

Houston, Texas
December 22, 1997